Exhibit 10.21
CLASS A EQUITY AGREEMENT
          This CLASS A EQUITY AGREEMENT (this “Agreement”) is made as of November 19, 2008 by and among Communications Infrastructure Investments, LLC, a Delaware limited liability company (the “Company”), Glenn Russo (“Executive”) and VP Holdings, LLC, a Colorado limited liability company (“Holdings”). Unless otherwise provided in this Agreement, capitalized terms used herein shall have the meanings set forth in Section 9 hereof.
          WHEREAS, the Company desires to issue to Executive one hundred thousand (100,000) of the Company’s Class A Preferred Units (the “Executive Units”) in consideration of certain services rendered or to be rendered by Executive to one or more of the Company’s Subsidiaries, upon the terms and subject to the conditions set forth herein and in the LLC Agreement; and
          WHEREAS, immediately upon the issuance of the Executive Units to Executive, Executive desires to contribute the Executive Units to Holdings and desires that Holdings hold the Executive Units for and on behalf of Executive;
          NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
          Section 1. Issuance. Upon the terms and subject to the conditions of this Agreement and the LLC Agreement, on the date of this Agreement, the Company will issue to Executive who will immediately contribute to Holdings to hold for and on behalf of Executive, in consideration of certain services rendered or to be rendered by Executive to one or more of the Company’s Subsidiaries, the Executive Units.
          Section 2. Closing Conditions. The obligation of the Company to consummate the transactions contemplated hereby and issue the Executive Units hereunder is subject to Executive’s execution and delivery of a counterpart signature page to the Operating Agreement, dated as of November 7, 2007 of Holdings (the “Holdings LLC Agreement”).
          Section 3. Representations and Warranties of Executive. In connection with the issuance of the Executive Units hereunder, Executive represents and warrants to the Company as of the date hereof as follows:
          (a) Executive has had an opportunity to ask questions and receive answers concerning the terms and conditions of the Executive Units. Executive has reviewed, or has had an opportunity to review a copy of the LLC Agreement and the Holdings LLC Agreement.
          (b) Each of this Agreement and the Holdings LLC Agreement constitutes the legal, valid and binding obligation of Executive, enforceable against Executive in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and limitations on the availability of equitable remedies, and the execution, delivery, and performance of this

Agreement and the Holdings LLC Agreement by Executive does not and will not conflict with, violate, or cause a breach of any agreement, contract, or instrument to which Executive is a party or any judgment, order, or decree to which Executive is subject.
          (c) As a condition precedent to the issuance of the Executive Units pursuant to this Agreement, Executive shall execute and deliver to the Company and the Internal Revenue Service (the “IRS”) a timely, valid election under Section 83(b) of the Code (the “83(b) Election”). Executive understands that under Section 83(b) of the Code and the Treasury regulations promulgated thereunder, in the absence of an effective election under Section 83(b) of the Code, the excess of the fair market value of the Executive Units on the date on which any forfeiture restrictions applicable to such Executive Units lapse over the price paid for such units is reportable as ordinary income at that time. For this purpose, the term “forfeiture restrictions” means the restrictions on transferability, the repurchase and forfeiture provisions and the vesting conditions imposed under Section 5 and Section 6 hereof. Executive understands that (i) in making the 83(b) Election, Executive will be taxed at the time the Executive Units are acquired hereunder to the extent the fair market value of the Executive Units exceeds the purchase price for such units and (ii) in order to be effective, the 83(b) Election must be filed with the IRS within thirty (30) days after the date upon which the Executive Units were issued to Executive hereunder. Executive hereby acknowledges that: (x) the foregoing description of the tax consequences of the 83(b) Election is not intended to be complete and, among other things, does not describe state, local or foreign income and other tax consequences; (y) none of the Company, the Investor Members or any of the their respective affiliates, officers, employees, agents or representatives (each, a “Related Person”) has provided or is providing Executive with tax advice regarding the 83(b) Election or any other matter, and the Company and the Investor Members have urged Executive to consult Executive’s own tax advisor with respect to income taxation consequences of purchasing, holding and disposing of the Executive Units; and (z) none of the Company, the Investor Members or any Related Person has advised Executive to rely on any determination by it or its representatives as to the fair market value specified in the 83(b) Election and will have no liability to Executive if the actual fair market value of the Executive Units on the date hereof exceeds the amount specified in the 83(b) Election.
          (d) None of the Company, the Investor Members or any Related Person has made any representation or warranty, express or implied, as to the future performance of the Company or the present or future value of the Executive Units to be issued to Executive and immediately contributed to Holdings. Executive further acknowledges that: (i) all forecasts, projections or illustrations of amounts that might be realized as a result of the issuance of the Executive Units that the Company, the Investor Members or a Related Person shared with Executive (collectively, “Illustrations”), if any, were purely hypothetical; (ii) none of the Company, the Investor Members or any Related Person intended for Executive to rely upon such Illustrations in the process of making an investment decision, and (iii) Executive has not relied on such Illustrations in the process of making an investment decision.
          (e) Executive and Zayo Group, LLC, a Delaware limited liability company and indirect subsidiary of the Company, previously executed and delivered a Nondisclosure and Developments Agreement, dated as of [DATE] (the “NDA”). The NDA is full force and effect and represents the legal, valid and binding obligation of Executive, enforceable in accordance with its terms.

          Section 4. Representations and Warranties of the Company. In connection with the issuance of the Executive Units hereunder, the Company represents and warrants to Executive as of the date hereof as follows:
          (a) Organization, Limited Liability Company Power. The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company possesses all requisite limited liability company power and authority necessary to own and operate its properties, to carry on its businesses as presently conducted and to carry out the transactions contemplated by this Agreement.
          (b) Executive Units Duly Issued. When issued pursuant to this Agreement, all of the Executive Units will be duly authorized, validly issued and will have been issued by the Company in compliance with applicable federal and state securities laws.
          (c) Authorization; No Breach; Consents. The execution, delivery and performance by the Company or its officers of this Agreement and the LLC Agreement and the offer, sale and issuance of the Executive Units hereunder have been duly authorized by the Company. Each of this Agreement and the LLC Agreement constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and limitations on the availability of equitable remedies.
          Section 5. Vesting. The Executive Units issued to Executive and contributed to Holdings to hold on behalf of Executive pursuant to this Agreement will “vest” as provided in this Section 5. The provisions of this Section 5 will be in all respects subject to the provisions of Section 6 below.
          (a) General. Subject to Section 5(b) below, the Executive Units will vest 18 months from the Vesting Commencement Date; provided that all of the Executive Units will immediately vest and become Vested Units five months after the consummation of a Sale of the Company if Executive has remained continuously employed by the Company or any Subsidiary of the Company from the date hereof through the date such Sale of the Company is consummated and Executive does not voluntarily terminate Executive’s employment with the Company prior to the date five-months after the consummation of such Sale of the Company and (A) all of the consideration paid in respect of such Sale of the Company consists of cash or Marketable Securities, (B) the consideration paid in respect of such Sale of the Company is not all cash or Marketable Securities and the Board determines in the Board’s sole discretion that such Sale of the Company constituted a Management Control Acquisition or (C) the Board determines in the Board’s sole discretion that the Executive Units shall immediately vest and become Vested Units. Notwithstanding the above, in the event of (x) a Sale of the Subsidiary of the Company for which Executive is then currently working, and (y) Executive’s employment with the Company or any Subsidiary of the Company is terminated within five (5) months of such Sale of the Subsidiary of the Company and such termination is as a result of (x) above, then the number of Executive Units that would have become Vested Units had Executive remained employed at the Company or any Subsidiary of the Company for twelve (12) months following such Sale of the Subsidiary of the Company shall immediately vest and become Vested Units upon consummation of the Sale of the Subsidiary and such termination; provided that the vesting of any and all additional Unvested Units shall cease pursuant to Section 5(b) below. As of any date, the term “Vested Units” means the Executive Units that have vested as of such date pursuant to this Section 5 and the term “Unvested Units” means the Executive Units that are not Vested Units as of such date.
          (b) Termination of Vesting. Notwithstanding Section 5(a) above, if Executive ceases to be employed by the Company or any of its Subsidiaries prior to a Sale of the Company, then vesting will cease, with the effect that from and after the date of such cessation the number of the Executive Units issued to Executive pursuant to Section 1 above that will be Vested Units will be the number of such units that constitute Vested Units as determined pursuant to Section 5(a) above as of the date such employment ceased, whether or not a Sale of the Company occurs thereafter.
          (c) Transfer. Holdings may transfer Vested Units or Unvested Units only in accordance with the LLC Agreement and Section 10(b) below. Furthermore, neither Holdings nor Executive may agree to offer or sell, grant any call option with respect to, pledge, hypothecate, borrow against, grant a lien, security interest or other encumbrance in or on, dispose of or enter into any swap or derivative transaction with respect to any Vested Unit or Unvested Unit or any interest therein without the prior written consent of the Board. Any attempted or purported transfer, sale, grant, pledge, hypothecation or other agreement in violation of this Agreement shall be void ab initio.
          (d) Rights as a Member. Holdings shall be the record owner of the Executive Units until or unless such Executive Units are forfeited or repurchased pursuant to Section 6 below or transferred in accordance with the terms of the LLC Agreement, and as record owner shall be entitled to all rights granted to owners of Class A Preferred Units of the Company.
          Section 6. Repurchase and Forfeiture of Units.
          (a) Repurchase Option. If Executive ceases to be employed by the Company or any of its Subsidiaries (the “Termination” of Executive), the Unvested Units shall automatically, and without any action on the part of the Company, be forfeited and cease to exist as of the date of the Termination, and the Vested Units shall either (i) if such Termination was by the Company or such Subsidiary, for Cause set forth in Section 9 herein, be, automatically, and without any action on the part of the Company, forfeited and cease to exist as of the date of the Termination; (ii) if such Termination was by the Company or such Subsidiary without Cause or voluntarily by Executive during the period beginning 18 months from the Vesting Commencement Date and ending 36 months from the Vesting Commencement Date, be subject to repurchase by the Company (or its nominee) pursuant to the terms and conditions set forth in this Section 6 or (iii) if such Termination was by the Company or such Subsidiary without Cause or voluntarily by Executive after 36 months from the Vesting Commencement, be retained by Executive.
          (b) Purchase Price. The purchase price for each Vested Unit shall be the Face Value (as defined below) for such Vested Unit.

          (c) Repurchase Procedures. Subject to Section 6(a), the Company (or its nominee) may elect to purchase all or any portion of the Vested Units by delivering written notice (the “Repurchase Notice”) to the holder or holders of such Vested Units within 75 days of the Termination of Executive. The Repurchase Notice shall set forth the number of Vested Units to be acquired from each holder of the Executive Units, the aggregate consideration to be paid for such Vested Units and the time and place for the closing of the transaction. At any time prior to the closing of such transaction, the Company may rescind the Repurchase Notice for any reason (including for no reason at all) without liability to the holders of the Executive Units. The Vested Units to be repurchased by the Company shall first be satisfied to the extent possible from the Executive Units held by Holdings at the time of delivery of the Repurchase Notice. If the number of Vested Units then held by Holdings is less than the total number of Vested Units that the Company has elected to purchase, the Company shall purchase the remaining Vested Units to be purchased from the other holder(s) of the Executive Units under this Agreement, pro rata according to the number of Vested Units held by such other holder(s) at the time of delivery of such Repurchase Notice (determined as close as practicable to the nearest whole units).
          (d) Closing of Repurchase. The closing of the purchase of such Executive Units pursuant to Section 6(c) above shall take place on the date designated by the Company in the Repurchase Notice provided, however, that such date shall be within 75 days of the Termination of Executive. The Company (or its nominee) shall pay for such Executive Units to be purchased by delivery, at the sole option of the Company, of either (i) a check or wire transfer of immediately available funds or (ii) an unsecured promissory note in form and substance reasonably acceptable to the Board and Holdings; provided that such promissory note shall (A) accrue interest at the then Applicable Federal Rate as published by the Internal Revenue Service, (B) have a stated maturity of five years, (C) provide that the principal and all accrued interest thereon shall be due and payable in arrears at maturity, (D) allow for voluntary prepayments of principal and interest without penalty or premium and (E) be subordinated to any indebtedness for borrowed money of the Company and its Subsidiaries. In connection with the purchase of the Executive Units hereunder, the Company shall be entitled to receive customary representations and warranties from the sellers regarding such sale of units (including representations and warranties regarding good title to such units, free and clear of any liens or encumbrances).
          (e) Termination of Repurchase Option. The right of the Company to repurchase the Executive Units pursuant to this Section 6 shall terminate upon the first to occur of (i) a Sale of the Company, (ii) a Qualified Public Offering or (iii) 36 months from the Vesting Commencement Date.
          Section 7. Non-Compete. Executive hereby agrees that during Executive’s employment and for a period of one year after Executive’s Termination, Executive will not directly or indirectly engage or participate in (whether as an employee, consultant, proprietor, partner, director or otherwise) any mergers and acquisitions evaluation or transaction, with any person, firm, corporation or business that engages in owning or operating fiber networks in the United States and any other geographic area in which the Company or any of its Subsidiaries conducts business or has developed an intention to conduct business or for which the Company or any of its Subsidiaries has prepared or commissioned the preparation of a business plan or study. Notwithstanding the foregoing, this Section 7 shall not apply (i) in any case where the

Termination of Executive by the Company was not for Cause, (ii) at any time after December 31, 2010 or (iii) at any time after 5 months after a Sale of Company shall have been consummated. For avoidance of doubt, this Section 7 will apply in any case where Executive voluntarily terminates Executive’s employment with the Company or where Executive is terminated with Cause.
          Section 8. Withholding and Gross-Up.
          (a) If the Company or any of its Subsidiaries determines in their sole discretion that they are or could be obligated to withhold any tax in connection with the issuance of the Executive Units, or in connection with the transfer of, or the lapse of restrictions on, the Executive Units, the Company, or the applicable Subsidiary, may, in its discretion, withhold the appropriate amount of tax in cash from Executive’s wages or other remuneration. Executive further agrees that, if the Company or the applicable Subsidiary does not withhold an amount sufficient to satisfy the withholding obligation of the Company or the subsidiary, Executive will on demand reimburse the Company or the Subsidiary in cash for the amount underwithheld.
          (b) In the event the Termination of Executive occurs and, as of such date, there remains Unvested Units, the Company agrees to pay to Executive an amount equal to X/(100%-Y) x I, where X is the excess of the maximum federal income tax rate applicable to ordinary income for the year of the Termination of Executive occurs reduced by the maximum federal income tax rate applicable to capital gains for the year of the Termination of Executive, Y is equal to the sum of the maximum federal and Colorado income tax rates applicable to ordinary income of an individual for the year of the Termination of Executive, and I is the amount included by Executive in income on receipt of the Unvested Units reduced, but not below zero, by the amount, if any, paid by the Company, Holdings or an Affiliate of the Company to Executive for the Unvested Units.
          Section 9. Definitions.
          “Affiliate” shall mean, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).
          “Board” means the board of managers of the Company.
          “Business Day” means a day that is not a Saturday, a Sunday or a statutory or civic holiday in the State of Colorado.
          “Cause” means (i) any continued or repeated absence from the Company or the Subsidiary of the Compant at which Exedutive is employed, unless such absence is (A) in compliance with such Person’s policy or approved or excused by the Board or (B) is the result of Executive’s permitted vacation, illness, disability or incapacity, (ii) use of illegal drugs by Executive or repeated public drunkenness or commission by Executive of any act of moral turpitude, (iii) conviction of, or a plea of guilty or no contest or similar plea with respect to, a felony (other than a driving-related offense, including alcohol-related driving offenses) or (iv) the commission by Executive of an act of fraud or embezzlement.
          “Code” means the United States Internal Revenue Code of 1986, as in effect from time to time.
          “Face Value” of any Vested Unit on any date means $1.00.
          “Investor Members” has the meaning set forth in the LLC Agreement.
          “LLC Agreement” means the Amended and Restated Limited Liability Company Operating Agreement of Communications Infrastructure Investments, LLC, dated as of May 22, 2007, as amended, as in effect from time to time.
          “Management Control Acquisition” means a Sale of the Company with respect to which (i) immediately prior to such Sale of the Company, either (A) Dan Caruso is serving the Company as Chief Executive Officer or (B) John Scarano is serving the Company as either Chief Operating Officer or Chief Executive Officer and (ii) after giving effect to the consummation of the Sale of the Company, neither Dan Caruso nor John Scarano is offered the opportunity to serve as the Chief Executive Officer of the combined company resulting from such Sale of the Company.
          “Marketable Securities” means securities of a class listed on a national securities exchange or quoted on Nasdaq or a successor thereof (a) which the holders thereof would have the right to sell in a Public Sale (whether pursuant to Rule 144 or exercise of registration rights or otherwise) within 180 days following their issuance to the holders, disregarding for this purpose any lock-up agreements or other contractual restrictions on transfer and (b) which can be reasonably expected to be able to be sold in Public Sales within 180 days of their issuance without having any material adverse effect upon the market for other securities of the same class.
          “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint share company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.
          “Public Offering” means an underwritten public offering and sale of any common ownership interest of the Company or any securities issued with respect to, or in exchange for any common ownership interest of the Company pursuant to an effective registration statement under the Securities Act.
          “Public Sale” means any sale of securities registered pursuant to a registration statement under the Securities Act or pursuant to the provisions of Rule 144 or Rule 145 adopted under the Securities Act or any substantially equivalent sale made in compliance with successor provisions of the federal securities laws and regulations as amended.
          “Qualified Public Offering” means a Public Offering after which the Company’s common equity securities will be traded on a U.S. national securities exchange or on the NASDAQ Stock Market.

          “Sale of the Company” means any of the following: (a) a merger or consolidation of the Company or its Subsidiaries into or with any other Person or Persons, or a transfer of units in a single transaction or a series of transactions, in which in any case the Members of the Company or the members of its Subsidiaries immediately prior to such merger, consolidation, sale, exchange, conveyance or other disposition or first of such series of transactions possess less than a majority of the voting power of the Company’s or its Subsidiaries’ or any successor entity’s issued and outstanding capital securities immediately after such transaction or series of such transactions; or (b) a single transaction or series of transactions, pursuant to which a Person or Persons who are not direct or indirect wholly-owned Subsidiaries of the Company acquire all or substantially all of the Company’s or its Subsidiaries’ assets determined on a consolidated basis, in each case, other than (i) the issuance of additional capital securities in a Public Offering or private offering for the account of the Company or a (ii) a foreclosure or similar transfer of equity occurring in connection with a creditor exercising remedies upon the default of any indebtedness of the Company.
          “Sale of the Subsidiary of the Company” means any of the following: (a) a merger or consolidation of the Subsidiary of the Company for which Executive is currently working into or with any other Person or Persons, or a transfer of units of such Subsidiary of the Company in a single transaction or a series of transactions, in which in any case the Member or Members of the such Subsidiary of the Company immediately prior to such merger, consolidation, sale, exchange, conveyance or other disposition or first of such series of transactions possess less than a majority of the voting power of such Subsidiary of the Company or any successor entity’s issued and outstanding capital securities immediately after such transaction or series of such transactions; or (b) a single transaction or series of transactions, pursuant to which a Person or Persons who are not direct or indirect wholly-owned Subsidiaries of the Company acquire all or substantially all of such Subsidiary of the Company’s assets determined on a consolidated basis, in each case, other than (i) the issuance of additional capital securities in a Public Offering or private offering for the account of the Company or such Subsidiary of the Company, (ii) a foreclosure or similar transfer of equity occurring in connection with a creditor exercising remedies upon the default of any indebtedness of the Company or any Subsidiary of the Company, or (iii) if the Sale of the Subsidiary of the Company constitutes a Management Control Acquisition in the context of such Subsidiary.
          “Securities Act” means the Securities Act of 1933, as amended from time to time.
          “Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of units entitled (without regard to the occurrence of any contingency) to vote in the election of directors thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the limited liability company, partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing director or general partner of such limited liability company, partnership, association or other business entity.
          “Vesting Commencement Date” means September 1, 2008.
          Section 10. Miscellaneous.
          (a) Consent to Amendments. No modification, amendment or waiver of any provision of this Agreement shall be effective against any party hereto unless such modification, amendment or waiver is approved in writing by such party. No other course of dealing between the Company and Executive or any delay in exercising any rights hereunder will operate as a waiver by any of the parties hereto of any rights hereunder.
          (b) Successors and Assigns. All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and permitted assigns of the parties hereto whether so expressed or not. In addition to other transfer restrictions set forth in this Agreement and the LLC Agreement, Executive may not transfer any units purchased hereunder until the transferee of such units shall have agreed in writing to be bound by the provisions of this Agreement affecting the units so transferred.
          (c) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.
          (d) Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement.
          (e) Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. The use of the word “including” in this Agreement will be by way of example rather than by limitation.
          (f) Governing Law. ISSUES AND QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT AND THE EXHIBITS AND SCHEDULES HERETO SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW RULES OR PROVISIONS (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE. IN FURTHERANCE OF THE FOREGOING, THE INTERNAL LAW OF THE STATE OF DELAWARE SHALL CONTROL THE INTERPRETATION AND CONSTRUCTION OF THIS AGREEMENT

(AND THE SCHEDULE HERETO), EVEN THOUGH UNDER DELAWARE’S CHOICE OF LAW OR CONFLICT OF LAW ANALYSIS, THE SUBSTANTIVE LAW OF SOME OTHER JURISDICTION WOULD ORDINARILY APPLY.
          (g) Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. EACH PARTY TO THIS AGREEMENT HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
          (h) Notices. All notices, demands or other communications to be given or delivered by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (i) on the date of personal delivery to the recipient or an officer of the recipient, or (ii) when sent by telecopy or facsimile machine to the number shown below on the date of such confirmed facsimile or telecopy transmission (provided that a confirming copy is sent via overnight mail), or (iii) when properly deposited for delivery by a nationally recognized commercial overnight delivery service, prepaid, or by deposit in the United States mail, certified or registered mail, postage prepaid, return receipt requested. Such notices, demands and other communications will be sent to each party at the address indicated for such party below:
     If to the Company to:
Communications Infrastructure Investments, LLC
901 Front Street, Ste. 200
Louisville, CO 80027
Facsimile: (303) 226-5923
Attention: John Scarano
     with a copy (which will not constitute notice to the Company) to:
Kendall, Koenig & Oelsner PC
999 18th Street, Suite 1825
Denver, CO 80202
Facsimile: (303) 672-0101
Attention: David J. Kendall

     If to Executive to:
          The address listed on the signature page hereto.
or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.
          (i) No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.
          (j) Entire Agreement. Except as otherwise expressly set forth in this Agreement, this Agreement and the other agreements referred to in this Agreement embody the complete agreement and understanding among the parties to this Agreement with respect to the subject matter of this Agreement, and supersede and preempt any prior understandings, agreements, or representations by or among the parties or their predecessors, written or oral, which may have related to the subject matter of this Agreement in any way.
          (k) Time is of the Essence. Time is of the essence for each and every provision of this Agreement. Whenever the last day for the exercise of any privilege or the discharge or any duty hereunder shall fall upon a day that is not a Business Day, the party having such privilege or duty may exercise such privilege or discharge such duty on the next succeeding day which is a Business Day.
* * * * *

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

COMPANY: COMMUNICATIONS INFRASTRUCTURE INVESTMENTS, LLC
By:
Name:
Title:

HOLDINGS: VP HOLDINGS, LLC
By:
Name:
Title:

EXECUTIVE:
/s/ Glenn Russo
Glenn Russo

Address: 1579 Redwing Lane Broomfield, CO 80020

Communications Infrastructure Investments, LLC
Class A Equity Agreement Signature Page

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

COMPANY: COMMUNICATIONS INFRASTRUCTURE INVESTMENTS, LLC
By:	/s/ Scott E. Beer
	Name:	SCOTT E. BEER
	Title:	GC & SECTY

HOLDINGS: VP HOLDINGS, LLC
By:	/s/ Dan Caruso
	Name:	DAN CARUSO
	Title:	MANAGER

EXECUTIVE:

Glenn Russo

Address:

Communications Infrastructure Investments, LLC
Class A Equity Agreement Signature Page